ORRSTOWN FINANCIAL SERVICES, INC.
    3580 Orrstown Road
    Orrstown, PA  l7244
    (7l7) 532-6ll4


    PROXY STATEMENT
    l999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
    TUESDAY, April 6, l999


    GENERAL


Solicitation of Proxies

    This proxy statement is furnished in connection with the solicitation of proxies, in the accompanying form, by Orrstown Financial Services, Inc., (the "Company") on behalf of the Board of Directors for use at the annual meeting of shareholders to be held at 9:00 A.M. on Tuesday, April 6, l999, and any adjournments or postponements thereof. This proxy statement and the accompanying proxy form are being mailed to shareholders on or about March 8, l999.

    The expense of soliciting proxies will be borne by the Company, and the officers, directors and employees of the Company may, without additional compensation, solicit proxies personally or by telephone.


Date, Time and Place of Meeting

    The regular annual meeting of the shareholders of the Company will be held on Tuesday, April 6, l999, at 9:00 A.M., at the Shippensburg Firefighters Activities Center, 33 West Orange
Street, Shippensburg, Pennsylvania.


Shareholders Entitled to Vote

    Shareholders of record at the close of business on March l, l999, shall be entitled to vote at the meeting.


Purpose of Meeting

    The shareholders will be asked to consider the following matters at the meeting: (i) to elect three directors for a three-year term, and (ii) to consider and vote upon such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

Revocability and Voting of Proxies

    The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked at any time by a written instrument signed in the same manner as the proxy and received by the Secretary of the Company at or before the annual meeting. If you attend the annual meeting, you may, if you wish, revoke your proxy by voting in person. Unless revoked, any duly executed proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereof of the shareholder giving the proxy. In the absence of instructions, all duly executed proxies will be voted FOR the election of the nominees identified in this proxy statement. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in the discretion of the proxies.


Voting of Shares and Principal Holders Thereof

    At the close of business on March l, l999, which is the record date for determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof, the Company had outstanding 2,055,3l6 shares of common stock. There is no other class of stock outstanding.

    A majority of the outstanding common stock present in person or by proxy constitutes a quorum for the conduct of business.
Each share is entitled to one vote on all matters submitted to a vote of the shareholders.

    The Company does not know of any person who beneficially owned more than 5% of the outstanding common stock of the Company on the record date.


Recommendations of the Board of Directors

    The Board of Directors recommends that the shareholders vote
FOR the election of the three nominees identified in this proxy statement.


    INFORMATION CONCERNING ELECTION OF DIRECTORS


General Information

    Three directors are to be elected at the l999 annual meeting, each to hold office until the annual meeting of the shareholders in 2002 or until a successor is elected. It is the intention of the persons named in the enclosed form of proxy, if authorized, to vote the proxies for the election as directors for a three-year term of Jeffrey W. Coy, John S. Ward, and Joel R. Zullinger.

    In the event any nominee declines or is unable to serve as a director, the persons named as proxies shall have full discretion to vote for any person who may be nominated.

    The following table sets forth information regarding the nominees for directors and current directors whose terms do not yet expire. All current directors of the Company also serve on the board of Orrstown Bank.


Name                    Age     Principal Occupation  Bank Director
                           for Last Five Years      Since
                           and Position with
                             Company


    NOMINEES FOR CLASS A DIRECTORS
    DIRECTORS WHOSE TERMS EXPIRE IN l999



Jeffrey W. Coy     47   State Legislator    l984

John S. Ward  61   Chief Clerk, Cumberland       l999
         County

Joel R. Zullinger  50   Attorney-at-Law;    l    98l
         Chairman of the Board
         of Company and Bank



CLASS B DIRECTORS
WHOSE TERMS EXPIRE IN 200l


Denver L. Tuckey   64   Retired Businessman l995

Glenn W. Snoke     50   President, Snokes   l999
         Excavating & Paving

Gregory A.    43   President, Tri-Valley    l997
Rosenberry         Forestry, Inc.




CLASS C DIRECTORS
   DIRECTORS WHOSE TERMS EXPIRE IN 2000


Anthony F. Ceddia  55   President, Shippensburg  l996
         University

Robert T. Henry    70   Retired Pharmacist and   l989
         Businessman

Andrea Pugh   46   President, PharmCare     l996
         Consultants

Kenneth R.    5l   President and Chief l986
Shoemaker          Executive Officer of
         Company and Bank



Security Ownership of Nominees for Director, Current Directors and
Management

    The following table sets forth the number of shares of common stock of the Company beneficially owned as of March l, l999, by each of the Company's nominees for directors, current directors, and officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual, his or her spouse, or both, or as custodian for the benefit of his or her minor children, and the individual has sole voting and investment power with respect to the shares or such power is shared with his or her spouse.


Name               Shares of Common Stock        Percent of
Total
                   Beneficially Owned               Common Stock


Anthony F. Ceddia  680  0.03%

Jeffrey W. Coy     14,040    0.68%

Robert T. Henry    15,040    0.73%

Andrea Pugh   2,403     0.l2%

Gregory A. Rosenberry   2,647     0.13%

Kenneth R. Shoemaker    11,696    0.57%

Denver L. Tuckey   2,379     0.l2%

Glenn W. Snoke     1,847     0.08%

John S. Ward  286  0.01%

Joel R. Zullinger  9,204     0.45%


All nominees and directors
as a group (l0 persons) 60,222    2.93%


Principal Officers and Executive Officers of Holding Company

     The following table sets forth selected information about the principal officers of the holding company, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board.


    Name/Office Held    Held Bank Employee  Age as
    Since        Since     of
              3/l/99


Joel R. Zullinger, Chairman  l998    (l)      50
  of the Board

Jeffrey W. Coy, Vice Chairman     l998    (l)      47
  of the Board

Robert T. Henry, Secretary   l998    (l)      70
  of the Board

Kenneth R. Shoemaker, President   l987    l986     51
  and Chief Executive Officer

Stephen C. Oldt, Executive Vice   l987    l987     55
  President

Philip E. Fague, Senior Vice 1997    l988     39
  President and Senior Trust
  Officer

Bradley S. Everly, Senior Vice    1997    l997     47
  President/Senior Loan Officer

Benjamin Stoops, Vice President   1998    1998     47
  Senior Operations Officer

(l)  Mr. Zullinger, Mr. Coy and Mr. Henry are not employees of the
Bank.


Senior Operating Officers of the Bank

   Name/Office Held     Held Bank Employee  Age as
    Since         Since   of
              3/l/99

Kenneth R. Shoemaker, President   l987    l986      51
  and Chief Executive Officer

Stephen C. Oldt, Executive Vice   l987    l987      55
  President and Chief Operating
  Officer

Philip E. Fague, Senior Vice 1990/        l988      39
  President
  Senior Trust Officer  l993

Bradley S. Everly, Senior Vice    l997/        l997      47
  President/Senior Loan Officer

Benjamin Stoops, Vice President/  1998    1998      47
  Senior Operations Officer


Transactions with Directors and Executive Officers

    The Company's subsidiary, Orrstown Bank, has granted loans to executive officers and directors of the Company, its subsidiary and to their associates in the ordinary course of Orrstown Bank's business during l998. The following directors had loans with the bank in excess of $60,000.00 as of December 3l, l998: Jeffrey W. Coy, Ned R. Fogelsonger (deceased), and Kenneth R. Shoemaker. All loans and commitments to loan made to such persons and to the companies with which they are associated were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk or collectibility or present other unfavorable features. It is anticipated that the Orrstown Bank will enter into similar transactions in the future. The aggregate dollar amount of loans to all officers and directors was $l,690,8ll.48 at December 3l, l998. During l998, $l,068,l55.26 of
new loans were made to all officers and directors and repayments totaled $698,786.97.

    Joel R. Zullinger, an attorney with the law firm of Joel R.
Zullinger - Hamilton C. Davis, a Professional Corporation, has provided legal services to Orrstown Bank since l980 and to Orrstown Financial Services, Inc., since l988, and is expected to continue to do so in the future.



    MEETINGS AND COMMITTEES
    OF THE BOARD OF DIRECTORS


    During the year l998 the Board of Directors of the Company held six meetings, while the Orrstown Bank Board of Directors held thirteen meetings.

    The Company has an executive committee consisting of Jeffrey
W. Coy, Chairman, Robert T. Henry, Kenneth R. Shoemaker, and Joel
R. Zullinger. The executive committee acts on matters between regular meetings of the board. The executive committee of the Company held no meetings during the year. Orrstown Bank has an executive committee consisting of the same members as the Company's executive committee and which held thirteen meetings during the year. The Company does not have an audit committee, nominating committee, or a compensation committee; however, Orrstown Bank has an audit committee whose members were Andrea Pugh, Chair, Ned R. Fogelsonger, and Joel R. Zullinger.

    During the year l998 all of the directors attended at least
75% of the aggregate of (l) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served.

    For the year l998 the directors of the Company received $250.00 per board meeting attended and $l50.00 for each committee meeting attended. All directors of the Company also serve on the board of Orrstown Bank. For the year l998, Orrstown Bank paid each director $600.00 per month and a yearly retainer of $3,500.00. In addition the Chair of the Board of Orrstown Bank was paid a stipend of $2,000.00 and the Vice Chair a stipend of $l,500.00. Each Orrstown Bank director, with the exception of Kenneth R. Shoemaker, was also paid $l50.00 for each committee meeting attended.

    Orrstown Bank has a deferred compensation arrangement with seven of its board members or former board members whereby a director or his beneficiaries will receive a monthly benefit beginning at age 65. The arrangement is funded by an amount of life insurance on each participating director calculated to meet the bank's obligations under the compensation agreement. The cash value of the life insurance policies is an unrestricted asset of the bank. The estimated present value of future benefits to be paid, which are included in other liabilities, amounted to $l66,2l4.00 at December 3l, l998. Annual expense of $l9,064.00 was charged to operations for l998.

    In l995, Orrstown Bank and the Company established a non-qualified deferred compensation plan for directors and for Stephen
C. Oldt, Executive Vice President. Each participant may elect each year to defer all or a portion of his or her board fees and compensation. Those deferring compensation must begin withdrawal from the plan by age 75. The amount deferred is invested in a rabbi trust with the trust department of Orrstown Bank as trustee. The investments are directed by the participants and there is no guarantee as to their performance. Growth of each participant's account is a result of investment performance and not as a result of an interest factor or interest formula established by the participant.

    In l998 Orrstown Bank established a Directors' Retirement
Plan which provides participating directors a $l2,000.00 per year benefit (indexed for inflation by 4.00% per year until payments commence) for the lesser of ten years or the number of years served. This program encourages current directors to continue to serve as directors and enables the Bank to reward its long-serving directors for their valuable services to the Bank.


    EXECUTIVE COMPENSATION AND BENEFITS


Executive Committee Report on Executive Compensation

    Initial review and recommendations for compensation of the executive officers of Orrstown Bank are made by the executive committee of the Bank's Board of Directors. No compensation was paid to the executive officers by the Company during 1998. All compensation was paid by the Bank. As set forth previously, three members of the executive committee are non-employee directors.
The fourth member of the committee is Mr. Shoemaker. Although Mr. Shoemaker, the President and Chief Executive Officer of the Company and Bank, served on the executive committee, he did not participate in any discussions or decisions regarding his own compensation. All recommendations of the executive committee relating to the compensation of the Bank's executive officers are reviewed by the full Board of Directors which makes the final decision on this matter. As a result of regulations adopted by the Securities and Exchange Commission designed to enhance disclosure of the policies of the Company toward executive compensation, the Bank's compensation policies for 1998 as they affect Mr. Shoemaker and the other executive officers is set forth below.

    The executive committee's executive compensation policies are designed to provide compensation to executive officers based upon a performance evaluation of each executive officer after analyzing each officer's completion of previously established goals. Mr. Shoemaker does not participate in his own performance evaluation, but does participate in the evaluation of other executive officers. Levels of base salary paid by the Bank for all executive officers are intended to be competitive with other banks of similar size in the region. Comparisons of compensation made by banks of similar size in the region is secured by the executive committee from various sources. Such comparison is not based on corporate performance of other banks, but only compensation paid by comparable banks for similar job descriptions.


Remuneration of Management

    The management of the Company consists of the same individuals as the management of the Orrstown Bank. The management of the Company does not receive any compensation other than that paid to it by Orrstown Bank.


Summary Compensation Table - Kenneth R. Shoemaker for Fiscal Year
Ended December 3l, l998.

Year          Salary    Bonus          Other Annual   All Other
         (l)                      Compensation   Compensation
                                  (2)            (3)

1998     $141,622.15    0.00 $5,230.25 $22,528.30
l997     l32,704.32     l0,000.00 4,072.25  22,108.82
l996     l26,269.67     4,000.00  3,9l8.25  2l,932.73

(l) Includes amounts received as compensation as member of Board of Directors and any deferred compensation
(2) Includes perquisites ($5,230.25)
(3) Includes profit-sharing and 40l(k) contribution ($l8,353.00)
as well as Company match on 40l(k) plan ($4,l75.30)


Summary Compensation Table - Stephen C. Oldt for Fiscal Year Ended December 3l, l998.

Year          Salary    Bonus          Other Annual   All Other
         (l)                      Compensation   Compensation
                                  (2)            (3)

1998     $90,820.11     0.00 $1,097.00 $l5,646.89

(l) Includes amount of any deferred compensation
(2) Includes perquisites ($l,097.00)
(3) Includes profit-sharing and 40l(k) contribution ($l3,006.85)
as well as Company match on 40l(k) plan ($2,640.04)

    No long-term compensation including but not limited to restricted stock awards, stock options, and long-term incentive plans were paid to Kenneth R. Shoemaker and Stephen C. Oldt during the last three fiscal years.

    In l998 Orrstown Bank established an Officer Group Term Replacement Plan for the benefit of Kenneth R. Shoemaker, Stephen
C. Oldt, Philip E. Fague and Bradley S. Everly. This plan provides participating officers a benefit equal to two times current salary with no cap. With the plan the officer receives the same coverage as he currently receives under the Bank's group term plan at less cost to the Bank while the officer is employed.
 The officer receives continued coverage after retirement for a very small annual charge. The post-retirement coverage will approximate two times final salary (not to exceed the net coverage purchased).

    In January, l998, the board of directors approved a contract with Mr. Shoemaker providing that if control of the Company were to change at any time in the future, Mr. Shoemaker would be guaranteed his current salary level and certain benefits as of the date control of the Company changed for a three-year period. Should Mr. Shoemaker secure other employment at any time during the three-year period, his compensation from the new employment would off-set the guaranteed salary due from the Company.


Pension and Other Benefit Plans

    Orrstown Bank terminated its non-contributory defined benefit pension plan as of July 3l, l992.

    In l988 Orrstown Bank began a profit-sharing plan which covers all employees who have attained age 2l and completed one year of service and have worked for l,000 hours or more during the plan year. Upon being covered by the plan, an employee is fully vested. Contributions to the plan are based on bank performance and are at the discretion of the bank's Board of Directors. Substantially all of the bank's employees are covered by the plan and the contribution charged to operations was $332,560.62 for l998, although actual distribution took place on January 26, l999.
 The maximum amount allocated to the five operating officers of the bank was $52,956.83.

    Beginning September l, l992, Orrstown Bank instituted a 40l(k) plan for its employees. The sum of $50,025.36 was contributed by the Bank which represents a 50% match of employee contributions to the plan up to a maximum of 6% of each employee's base salary.

    In l998 the Board of Directors adopted a salary continuation plan for Kenneth R. Shoemaker, Stephen C. Oldt, Philip E. Fague and Bradley S. Everly in order to provide to them supplemental retirement income so that when it is combined with Social Security and the Orrstown Bank sponsored 40l(K) plan, it will provide total retirement income as a percentage of final salary of 70%. In addition this plan serves to encourage key employees to remain with Orrstown Bank in that vesting of benefits is determined by the Board of Directors. In formulating this plan, salaries were assumed to increase 5.0% per year in the projection of final salary.


    STOCK PRICE PERFORMANCE GRAPH


    The following is a graph comparing the Company's cumulative total shareholder returns with the performance of the S & P 500 (a broad market index) and with the SNL under $500 million bank asset size index (an industry index prepared by SNL Securities) for the five-year period ended December 3l, l998. In that the Company's stock is not traded on any stock exchange, the value of the stock is based on reports to the Company by shareholders who have bought and sold stock of the Company at various times. The Company is not aware of the trading price of all transactions involving the Company's stock, only those reported by shareholders who desire to do so.
































    RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors engaged the accounting firm of Smith
Elliott Kearns and Company as independent auditors for the year l998.

    It is anticipated that Smith Elliott Kearns and Company will be similarly engaged for the year l999. Representatives of Smith Elliott Kearns and Company are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    Smith Elliott Kearns and Company assisted the Company with the preparation of its income tax returns and provided assistance in connection with regulatory matters. These non-audit services were approved by the Board of Directors prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of its auditors. The Board of Directors reviewed the nature and expense associated with such services and concluded that there was no effect on the independence of the auditors.


    AVAILABILITY OF ANNUAL REPORT
    ON FORM l0-K

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM l0-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST ADDRESSED TO KENNETH R. SHOEMAKER, PRESIDENT, ORRSTOWN FINANCIAL SERVICES, INC., 3580 ORRSTOWN ROAD, ORRSTOWN, PENNSYLVANIA, 17244.


    OTHER MATTERS

    The Board of Directors of the Company knows of no matters other than those discussed in this proxy statement which will be presented at the l999 annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in the discretion of the proxies.

    SHAREHOLDER PROPOSAL

    Shareholder proposals intended to be presented at the 2000 annual meeting must be received at the executive offices of the company at 77 East King Street, Shippensburg, Pennsylvania, not later than Friday, November 9, l999, in order to be considered for inclusion in the proxy statement and proxy form to be prepared by the Company in connection with the 2000 annual meeting.





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